Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-283285

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 15, 2024)

Contango ORE, Inc.

1,975,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 525,000 Shares of Common Stock

Up to 525,000 Shares of Common Stock Underlying the Pre-Funded Warrants

Contango ORE, Inc. (the “Company” or “Contango”) is hereby offering to sell an aggregate of 1,975,000 shares of the Company’s common stock, par value $0.01 per share (the “common stock”) and pre-funded warrants to purchase 525,000 shares of common stock (the “pre-funded warrants”) and the shares of common stock issuable from time to time upon exercise of the pre-funded warrants (the “Warrant Shares”). The shares of common stock, the pre-funded warrants and the Warrant Shares are collectively referred to herein as our “securities.”

The shares of common stock and the pre-funded warrants will be issued separately. The pre-funded warrants will be exercisable immediately upon issuance until exercised in full and are exercisable for one share of our common stock. The purchase price of each pre-funded warrant equals the price per share at which shares of common stock are sold in the offering, minus $0.01, the exercise price of each pre-funded warrant.

This prospectus supplement to the accompanying prospectus of the Company which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 27, 2024 (the “prospectus”) relates to the offering of the shares of common stock, the pre-funded warrants and the Warrant Shares.

Our common stock is traded on the NYSE American under the symbol “CTGO”. The last reported sales price of our common stock on the NYSE American on September 24, 2025 was $24.75 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the pre-funded warrants will be limited.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER THE “ RISK FACTORS” SECTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN, BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$20.0000	$19.9900	$49,994,750.00
Underwriting discounts and commissions(1)	$1.0000	$0.9995	$2,499,737.50
Proceeds to us, before expenses	$19.0000	$18.9905	$47,495,012.50

(1)	For additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering, see the “Underwriting” section of this prospectus supplement.

The underwriters expect to deliver the shares of common stock and the pre-funded warrants on or about September 26, 2025, subject to customary closing conditions.

Sole Book Runner

Canaccord Genuity

Prospectus supplement dated September 25, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus, dated November 15, 2024. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC on November 15, 2024, utilizing the SEC’s “shelf” registration process, and that was declared effective by the SEC on November 27, 2024. Under this shelf registration process, we may, from time to time, sell common stock and other securities, of which this offering is a part.

The first part of this prospectus supplement, including the documents incorporated by reference, describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus after the date of this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement.

Before you invest in our common stock or pre-funded warrants, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and pre-funded warrants in certain jurisdictions may be restricted by law. Neither we nor the underwriters are making an offer of the common stock and pre-funded warrants in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “Contango ORE,” “Contango,” “CORE,” “we,” “our” and “us” refer to Contango ORE, Inc. and its subsidiaries on a consolidated basis.

NOTICE REGARDING MINERAL DISCLOSURE

Information concerning the Company’s mining properties in this prospectus supplement and the accompanying prospectus, which is contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, has been prepared in accordance with the requirements of subpart 1300 of Regulation S-K (“S-K 1300”). S-K 1300 requires the Company to disclose its mineral resources, in addition to its mineral reserves, both in the aggregate and for each of the Company’s individual material mining properties.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with S-K 1300. Under S-K 1300, mineral resources may not be classified as mineral reserves unless the determination has been made by a qualified person, as defined in S-K 1300, that the mineral resources can be the basis of an economically viable project.

Each of the Technical Report Summaries (each a “TRS”) for the Manh Choh Project, Lucky Shot Project and Johnson Tract Project (each as defined below) have been prepared in accordance with S-K 1300. The Technical Report Summaries for the Manh Choh Project and Lucky Shot Project are included as Exhibits 96.1 and 96.2, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, while the Technical Report Summary for the Johnson Tract Project is included as Exhibit 96.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 12, 2025, both of which are incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express expectations about future events. Any statement that is not historical fact is a forward-looking statement. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Risk in the pricing or timing of hedges the Company has entered into for the production of gold and associated minerals;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the properties leased or controlled by Contango;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with cash flows from operations and current cash reserves;

•	Prospect development;

•	Operating and legal risks;

•	New governmental laws and regulations; and

•	Pending and future litigation.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of the Company’s control, that may cause the Company’s actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include among others:

•	Availability of and ability to raise capital to fund capital expenditures;

•	Ability to repay indebtedness when due;

•	Ability to retain or maintain capital contributions to, and our relative ownership interest in, the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to consummate and realize the anticipated benefits of strategic transactions;

•	Potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	Exploration and operational risks associated with the mining industry;

•	Timing and successful discovery of natural resources;

•	Declines and variations in the price of gold and associated minerals, as well as price volatility for natural resources;

•	Availability and costs of materials and operating equipment;

•	Potential mechanical failure or under performance of facilities and equipment;

•	Weather;

•	Ability to find and retain skilled personnel;

•	Worldwide economic conditions;

•	Federal and state legislation and regulation that affects or respects mining development and activities;

•	Impact of new and potential mining operating and safety standards;

•	Environmental and regulatory, health and safety risks;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Actions or inactions of third-parties;

•	Strength and financial resources of competitors;

•	Competition generally and the increasing competitive nature of the mining industry;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms; and

•	Risks related to title to properties.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” all other information included or incorporated by reference herein or therein, and the consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Contango ORE engages in the exploration for and development of gold ore and associated minerals in the State of Alaska. On January 8, 2015, CORE Alaska, LLC, a wholly-owned subsidiary of the Company (“CORE Alaska”), and a subsidiary of Royal Gold, Inc. (“Royal Gold”) formed Peak Gold, LLC (the “Peak Gold JV”). On September 30, 2020, CORE Alaska sold a 30.0% membership interest in the Peak Gold JV to KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”), a large gold producer with a diverse global portfolio and extensive operating experience in Alaska. The sale is referred to herein as the “CORE Transactions”.

Concurrently with the CORE Transactions, KG Mining, in a separate transaction, acquired 100% of the equity of Royal Alaska, LLC from Royal Gold, which held Royal Gold’s 40.0% membership interest in the Peak Gold JV (the “Royal Gold Transactions” and, together with the CORE Transactions, the “Kinross Transactions”). After the consummation of the Kinross Transactions, CORE Alaska retained a 30.0% membership interest in the Peak Gold JV. KG Mining now holds a 70.0% membership interest in the Peak Gold JV and Kinross serves as the manager of the Peak Gold JV and operator of the Manh Choh (as defined below) mine.

The Company conducts its business through the below primary means:

•

its 30.0% membership interest in Peak Gold JV, which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 additional acres of State of Alaska mining claims (such combined acreage, the “Peak Gold JV Property”) for exploration and development, including in connection with the Peak Gold JV’s production of the Main and North Manh Choh deposits within the Peak Gold JV Property (“Manh Choh” or the “Manh Choh Project”);

•

its wholly-owned subsidiary, Contango Mining Canada Inc., a corporation organized under the laws of British Columbia (“Contango Mining Canada”), which holds the Company’s 100% equity interest in HighGold Mining Inc., a corporation existing under the laws of the Province of British Columbia (“HighGold”), HighGold holds the Company’s 100% equity interest in J T Mining, Inc., which leases for exploration the mineral rights to approximately 21,000 acres (“Johnson Tract” or the “Johnson Tract Project”), located near tidewater, 125 miles southwest of Anchorage, Alaska, from Cook Inlet Region, Inc. (“CIRI”), one of 12 land-based Alaska Native regional corporations created by the Alaska Native Claims Settlement Act of 1971;

•

its wholly-owned subsidiary, Contango Lucky Shot Alaska, LLC (“LSA”) (formerly Alaska Gold Torrent, LLC), an Alaska limited liability company, which leases for exploration the mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims (“Lucky Shot” or the “Lucky Shot Project”), located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from Alaska Hard Rock, Inc.;

•

its wholly-owned subsidiary, Contango Minerals Alaska, LLC (“Contango Minerals”), which separately controls the mineral rights to approximately 145,280 acres of State of Alaska mining claims for exploration, including (i) approximately 69,780 acres located immediately northwest of the Peak Gold JV Property (the “Eagle/Hona Property”), (ii) approximately 14,800 acres located northeast of the Peak Gold JV Property (the “Triple Z Property”), (iii) approximately 52,700 acres of new property in the Richardson district of Alaska(the “Shamrock Property”) and (iv) approximately 8,000 acres located to the north and east of the Lucky Shot Project (the “Willow Property” and, together with the Eagle/Hona Property, the Triple Z Property, and the Shamrock Property, collectively the “Minerals Property”); and

•

its wholly-owned subsidiary, Avidian Gold Alaska Inc., an Alaskan corporation (“Avidian Alaska”), which (i) separately controls the mineral rights to approximately 11,711 acres of State of Alaska mining claims and upland mining leases for exploration, including (1) approximately 1,021 acres located in the Fairbanks Mining District approximately three miles east of the Fort Knox Gold Mine and 20 miles north of Fairbanks, Alaska (the “Amanita NE Property”), and (2) approximately 10,690 acres located in the Valdez Creek Mining District on the eastern edge of the Alaska Range, located, approximately 150 miles southwest of Fairbanks, Alaska, along the George Parks Highway (the “Golden Zone Property”); and (ii) leases for exploration the mineral rights to approximately 3,380 acres of State of Alaska mining claims, leasehold locations and an upland mining lease, located in the Fairbanks Mining District approximately five miles southwest of the Fort Knox Gold Mine and about 10 miles north of Fairbanks, Alaska (the “Amanita Property” and together with the Amanita NE Property and the Golden Zone Property, collectively the “Avidian Properties”).

The Johnson Tract Project, Lucky Shot Project, Contango Minerals Properties and Avidian Properties are collectively referred to in this prospectus supplement as the “Contango Properties”.

The Company’s Manh Choh Project is in the production stage, while all other projects are in the exploration stage.

Contango’s principal executive offices are located at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701. The Company’s telephone number is (907) 888-4273 and its website address is www.contangoore.com. Information contained on the Company’s website does not constitute a part of this prospectus supplement.

The Offering

Common stock offered by us	1,975,000 shares of common stock.

Pre-funded warrants offered by us

Pre-funded warrants to purchase up to 525,000 shares of our common stock. Each pre-funded warrant will have an initial exercise price per share of $0.01, subject to certain adjustments. The purchase price of each pre-funded warrant is equal to the price per share at which the shares of common stock and accompanying purchase warrant are being sold in this offering, minus $0.01. The pre-funded warrants are exercisable immediately and may be exercised at any time until the pre-funded warrants are exercised in full.

For more information, see the section titled “Description of Securities—Pre-Funded Warrants” on page S-12 of this prospectus supplement.

This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants.

Common stock to be outstanding following the offering(1)	14,962,410 shares of common stock, assuming none of the pre-funded warrants issued in this offering are exercised.

Lock-ups	Our officers and directors will enter into lock-up agreements restricting the transfer of shares of or securities relating to our capital stock for 90 days after the date of this prospectus, subject to certain exceptions.

Use of proceeds

We expect to receive net proceeds to us from this offering of approximately $47.4 million after deducting underwriting discounts and estimated offering expenses.

We intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the common stock and pre-funded warrants offered by this prospectus supplement to advance our fully permitted Lucky Shot Project to a mine production decision over the next two years by completing underground and surface-based drilling and underground development work. Proceeds will also be used to advance our Johnson Tract Project, subject to receipt of appropriate permits, by mobilizing all equipment necessary to complete road construction to the planned portal, winterizing the project’s camp for year-round operations, starting construction of an exploration tunnel in order conduct advanced exploration drilling, and completing a feasibility-level mine plan. Ongoing permitting activities will continue throughout a mine evaluation stage. Any remaining proceeds will also be used for general corporate purposes, including working capital.

See the “Use of Proceeds” section of this prospectus supplement for more information.

Risk factors	Investing in our common stock and pre-funded warrants involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement and the underlying prospectus and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock and pre-funded warrants.

NYSE American symbol

“CTGO”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the pre-funded warrants will be limited.

(1)	The number of shares of common stock is based on 12,987,410 shares outstanding as of September 24, 2025, which includes 452,730 shares of unvested restricted stock, and excludes:

•	678,875 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $27.84;

•	316,539 shares of common stock available for future issuance under our 2023 Omnibus Incentive Plan; and

•	655,738 shares of our common stock issuable upon conversion of our outstanding convertible debenture.

Unless specifically stated otherwise, all information in this prospectus supplement assumes no exercise of outstanding warrants or conversion of convertible notes described above and no exercise of the pre-funded warrants purchased in this offering.

RISK FACTORS

An investment in our common stock and pre-funded warrants involves a significant degree of risk. Before you invest in our common stock and pre-funded warrants, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as amended, and other reports that we file with the SEC which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in this prospectus supplement and the accompanying prospectus are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to This Offering and Our Common Stock and Pre-Funded Warrants

You may experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

The offering price per share of our common stock (or pre-funded warrant) in this offering is substantially higher than the net tangible book value per share of our outstanding common stock prior to this offering. Based on an offering price of $20.00 per share of common stock, you will experience immediate dilution of $16.91 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and after deducting estimated offering expenses payable by us, and the effective offering price per share. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase shares of common stock or pre-funded warrants in this offering. We have a significant number of warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding warrants are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our development or future commercialization efforts.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the purchase pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of the pre-funded warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the pre-funded warrants, you will have no rights with respect to our common stock issuable upon exercise of the pre-funded warrants, including the right to vote. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates and other attribution parties, as defined under “Description Securities—Pre-Funded Warrants—Exercise Limitations”) to exceed 9.99% of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

The Company does not intend to pay dividends in the foreseeable future.

For the foreseeable future, the Company intends to retain any earnings to finance the development of its business, and the Company does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors of the Company (the “Board”) and will be dependent upon then-existing conditions, including our operating results and financial condition, capital requirements, contractual restrictions, business prospects and other factors that the Board considers relevant. Accordingly, investors must rely on sales of their common stock after any price appreciation, which may never occur, as the only way to realize a return on their investment.

Our management has broad discretion in the use of the net proceeds of this offering and may not use the proceeds effectively.

Because we have not specifically designated the amount of net proceeds from this offering, our management will have broad discretion as to the application of the net proceeds from this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $47.4 million. We will receive only nominal additional proceeds from any exercise of pre-funded warrants.

We intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the common stock and pre-funded warrants offered by this prospectus supplement to advance our fully permitted Lucky Shot Project to a mine production decision over the next two years by completing underground and surface-based drilling and underground development work. Proceeds will also be used to advance our Johnson Tract Project, subject to receipt of appropriate permits, by mobilizing all equipment necessary to complete road construction to the planned portal, winterizing the project’s camp for year-round operations, starting construction of an exploration tunnel in order conduct advanced exploration drilling, and completing a feasibility-level mine plan. Ongoing permitting activities will continue throughout a mine evaluation stage. Any remaining proceeds will also be used for general corporate purposes, including working capital.

However, management of Contango will have broad discretion with respect to the actual use of the net proceeds of the offering, and there may be circumstances where, for sound business reasons, a reallocation of the net proceeds is necessary. See “Risk Factors.”

Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.

DESCRIPTION OF SECURITIES

Common Stock

The material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying base prospectus.

Pre-Funded Warrants

The following is a brief summary of certain terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the Form of Pre-Funded Warrant, which will be included as an exhibit to a Current Report on Form 8-K to be filed with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the Form of Pre-Funded Warrant for a complete description of the terms and conditions of the pre-funded warrants. All pre-funded warrants will be issued in certificated form.

Term and Exercisability

The pre-funded warrants do not expire and are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise.

Exercise Limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its attribution parties (as defined below)) to exceed 9.99% of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. For purposes of the foregoing, “attribution parties” means, collectively, the following persons and entities with respect to any holder: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the issuance date, directly or indirectly managed or advised by the holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a “group” together with the holder or any of the foregoing and (iv) any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s and the other attribution parties for purposes of Section 13(d) or Section 16 of the Exchange Act.

No Fractional Shares

No fractional Warrant Shares or scrip representing fractional shares shall be issued upon the exercise of the pre-funded warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the next whole share.

Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the pre-funded warrants are subject to adjustment upon any subdivision or combination of the common stock, including stock dividends, stock splits, reverse stock splits, recapitalizations, or otherwise.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.01 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Charges, Taxes and Expenses

We will pay any and all taxes that may be payable in the United States with respect to the issuance and delivery of Warrant Shares upon exercise of the pre-funded warrants. However, we are not required to pay any tax which may be payable based on the income of the holder or in respect of any transfer involved in the registration of any book-entry accounts for Warrant Shares or pre-funded warrants in a name other than that of the holder or an affiliate thereof. The holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the pre-funded warrants or receiving Warrant Shares upon exercise thereof.

Fundamental Transactions

In the event of any “Fundamental Transaction,” as described in the pre-funded warrants and generally including any merger with or into another entity; sale, lease, license, or transfer of all or substantially all of our assets; tender offer or exchange offer; or reclassification, reorganization, or recapitalization of our shares of common stock, then upon any subsequent exercise of the pre-funded warrant, the holders shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Fundamental Transaction Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares for which the pre-funded warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 1(e) on the exercise of the pre-funded warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holders shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the pre-funded warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the pre-funded warrant prior to such Fundamental Transaction and shall deliver to the holder in exchange for the pre-funded warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the pre-funded warrant which is exercisable for the Fundamental Transaction Consideration, and with an exercise price which applies the exercise price hereunder to such share capital. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, the provisions of the pre-funded warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the pre-funded warrant with the same effect as if such Successor Entity had been named as the Company herein.

Transferability

The pre-funded warrants and all rights thereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes, if applicable.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if such holder held the number of shares of our common stock acquirable upon exercise of its pre-funded warrant (without regard to any limitations on exercise).

In addition, if any at time we grant, issue, or sell any options, convertible securities or rights to purchase stock, warrants, securities, or other property pro rata to all of the record holders of our common stock (the “Purchase Rights”), then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the Warrant Shares (without regard to any limitation on the exercise of the pre-funded warrant) immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights.

Authorized and Unreserved Shares of Common Stock

So long as the pre-funded warrants remain outstanding, we are required to reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of all of the pre-funded warrants then outstanding.

Amendments and Waivers

The pre-funded warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the respective holder.

Exchange Listing

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the pre-funded warrants will be limited.

DILUTION

If you invest in our shares of common stock or pre-funded warrants in this offering, your investment will be diluted immediately to the extent of the difference between the public offering price per share you pay in this offering, and the net tangible book value per share of common stock immediately after this offering.

Net tangible book value represents the amount of our total tangible assets reduced by our total liabilities. As of June 30, 2025, our net tangible book value was approximately $(2,391,000), or $(0.19) per share. Net tangible book value is total assets minus the sum of liabilities, intangible assets and non-controlling interests. Net tangible book value per share is net tangible book value divided by the total number of shares of our common stock outstanding as of June 30, 2025.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of our common stock immediately after completion of this offering.

After giving effect to the issuance and sale of: (i) 1,975,000 shares of our common stock in this offering at the public offering price of $20.00 per share and (ii) pre-funded warrants to purchase up to 525,000 shares of our common stock at the offering price of $19.99 per pre-funded warrant (which equals the public offering price of the common stock at which shares of our common stock are being sold to the public in this offering less the $0.01 per share exercise price of each such pre-funded warrant) (excluding shares of common stock issuable upon exercise of the pre-funded warrants, any proceeds which may be received upon exercise of the pre-funded warrants or any resulting accounting associated with the exercise of the pre-funded warrants), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $45,103,750 or approximately $3.09 per share of common stock, as of June 30, 2025. This represents an immediate increase in net tangible book value of approximately $3.28 per share to existing stockholders and an immediate dilution of approximately $16.91 per share to investors in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share		$20.00
Net tangible book value per share as of June 30, 2025	$(0.19)
Increase in net tangible book value per share attributable to this offering	$3.28

As adjusted net tangible book value per share as of June 30, 2025		$3.09

Dilution per share to investors participating in this offering		$16.91

The discussion and table above assume no exercise of the pre-funded warrants sold in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

The discussion and table above are based on 12,635,843 shares of common stock outstanding as of June 30, 2025, which includes 456,110 shares of unvested restricted stock, and excludes:

•	678,875 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $27.84;

•	316,539 shares of common stock available for future issuance under our 2023 Omnibus Incentive Plan; and

•	655,738 shares of our common stock issuable upon conversion of our outstanding convertible debenture.

Unless specifically stated otherwise, all information in this prospectus supplement assumes no exercise of outstanding warrants or conversion of convertible notes described above, including the pre-funded warrants purchased in this offering.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the securities being offered. Canaccord Genuity LLC is acting as representative of the underwriters (the “representative”). Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase from us the number of securities set forth opposite their name below:

Underwriter	Number of Shares	Number of Pre- funded Warrants
Canaccord Genuity LLC	1,185,000	315,000
Cormark Securities Inc.	493,750	131,250
Maxim Group LLC	98,750	26,250
Roth Capital Partners, LLC	98,750	26,250
Freedom Capital Markets	98,750	26,250

TOTAL	1,975,000	525,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed to purchase all of the securities sold under the underwriting agreement if any of these securities are purchased.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Our common stock is listed on NYSE American under the symbol “CTGO.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on NYSE American, any other national securities exchange or any other nationally recognized trading system.

The underwriters are offering the shares of common stock and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Discounts

The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us from the sale of the shares of common stock and pre-funded warrants offered hereby.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$20.0000	$19.9900	$49,994,750.00
Underwriting discounts and commissions	$1.0000	$0.9995	$2,499,737.50
Proceeds to us, before expenses	$19.0000	$18.9905	$47,495,012.50

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, will be approximately $200,000. Additionally, we have agreed to reimburse the underwriters for expenses, including the fees and expenses of counsel for the underwriters, in an amount not to exceed $125,000, plus applicable taxes and disbursements.

The underwriters propose to offer the securities at the offering price set forth on the cover of this prospectus supplement. If all of the securities are not sold at the offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities to any accounts over which they have discretionary authority.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, the underwriters may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over the counter market or otherwise.

Lock-up Agreements

Pursuant to certain “lock-up” agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 90 days after the date of the pricing of the offering.

Electronic Offer, Sale and Distribution of Securities

A prospectus supplement in electronic format may be made available on the website maintained by the underwriters and the underwriters may distribute prospectus supplements electronically. The underwriters may agree to allocate a number of shares of common stock and pre-funded warrants for sale to their respective online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on this website is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us or our affiliates, for which they have received or will receive customary fees and expenses. In addition, Cormark Securities Inc. acted as our financial advisor in connection with the HighGold Acquisition.

Selling Restrictions

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that offers of any shares may be made to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each such person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to, and with each of the representative and the Company that it is a “qualified investor” as defined under the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined, or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to prospective investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that has been approved by the Financial Conduct Authority, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

In addition, in the United Kingdom, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Order”); and/or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of any shares in the United Kingdom within the meaning of the FSMA. Any person in the United Kingdom who is not a relevant person should not take any action on the basis of this prospectus and should not act or rely on it.

Notice to prospective investors in the Russian Federation

This prospectus or information contained therein is not an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation to or for the benefit of any Russian person or entity, and does not constitute an advertisement or offering of any securities in the Russian Federation within the meaning of Russian securities laws. Information contained in this prospectus is not intended for any persons in the Russian Federation who are not “qualified investors” within the meaning of Article 51.2 of the Federal Law no. 39-FZ dated 22 April 1996 “On the securities market” (as amended) (“Russian QIs”) and must not be distributed or circulated into the Russian Federation or made available in the Russian Federation to any persons who are not Russian QIs, unless and to the extent they are otherwise permitted to access such information under Russian law.

Notice to prospective investors in Kazakhstan

This prospectus does not constitute an offer, or an invitation to make offers, to sell, purchase, exchange or otherwise transfer shares in Kazakhstan to or for the benefit of any Kazakhstan person or entity, except for those persons or entities that are capable to do so under the legislation of the Republic of Kazakhstan and any other laws applicable to such capacity of such persons or entities. This prospectus shall not be construed as an advertisement (i.e., information intended for an unlimited group of persons which is distributed and placed in any form and aimed to create or maintain interest in the issuer and its merchandise, trademarks, works, services and/or its securities and promote their sales) in, and for the purpose of the laws of, Kazakhstan, unless such advertisement is in full compliance with Kazakhstan laws.

Notice to prospective investors in Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares under the Israeli Securities Law, 5728–1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”) or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728–1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The issuer has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728–1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728–1968. In particular, we may request, as a condition to be offered shares, that each Qualified Investor will represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728–1968 and the regulations promulgated thereunder in connection with the offer to be issued shares; (iv) that the shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728–1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728–1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Notice to prospective investors in the United Arab Emirates

This prospectus has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE (including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the DFSA, a regulatory authority of the Dubai International Financial Centre and the Financial Services Marketing Authority of the Abu Dhabi Global Market), and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the SCA Chairman Resolution No. 3/R.M. of 2017 Concerning the Regulation of Promotion and Introduction, and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

This prospectus is not intended to, and does not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the shares have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale and/or marketing of the shares has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE. The SCA accepts no liability in relation to the marketing, issuance and/or sale of the shares and is not making any recommendation with respect to any investment. Nothing contained in this prospectus is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus is for the information of prospective investors only and nothing in this prospectus is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Switzerland

The shares may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd (“SIX”) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Cyprus

Each of the underwriters has agreed that (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the shares, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii) it has not and will not offer any of the shares other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences relating to the ownership and disposition of our common stock, the exercise and disposition of pre-funded warrants, and the acquisition, ownership and disposition of Warrant Shares acquired upon exercise of the pre-funded warrants all as acquired pursuant to this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences related to the acquisition, ownership and disposition of shares of common stock, pre-funded warrants or Warrant Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the United States federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or United States federal income tax advice with respect to any particular holder. This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under United States federal gift and estate tax laws. This summary also does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum tax and the additional tax on net investment income. Each holder should consult its own tax advisors regarding the United States federal, state, local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of shares of common stock, pre-funded warrants and Warrant Shares.

We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary. This summary is not binding on the IRS, and there can be no assurance that the IRS will agree with such statements and conclusions.

Authorities

This summary is based upon the provisions of the Code, Treasury regulations (whether final, temporary or proposed) promulgated thereunder (“Treasury Regulations”), and administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holder Defined

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock, pre-funded warrants or Warrant Shares, as applicable, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of pre-funded warrants acquired pursuant to this offering), that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a United States person.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of our common stock, pre-funded warrants or Warrant Shares, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of pre-funded warrants acquired pursuant to this offering), that is neither a U.S. holder nor a partnership (or any other entity or arrangement treated as a partnership), for United States federal income tax purposes.

Holders Subject to Special United States Federal Income Tax Rules

This discussion does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to special tax accounting rules;

•	tax-exempt organizations, tax-qualified retirement plans, and pension plans;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax and, in each case, shareholders thereof;

•	partnerships or other entities treated as pass-through entities for United States federal income tax purposes;

•	S corporations;

•	dealers in securities or currencies;

•	U.S. holders that have a “functional currency” other than the U.S. dollar;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who acquire our common stock, pre-funded warrants or Warrant Shares, as applicable, pursuant to the exercise of employee stock options or otherwise as compensation for their services;

•	persons that own, or are deemed to own, more than five percent (by voting power or value) of our common stock, except to the extent specifically set forth below;

•	real estate investment trusts or regulated investment companies;

•	certain U.S. expatriates, former citizens or long-term residents of the United States;

•	persons who hold our common stock, pre-funded warrants or Warrant Shares, as applicable, as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction;

•	U.S. holders that hold our common stock, pre-funded warrants or Warrant Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States;

•	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for United States federal income tax purposes; or

•	persons who do not hold our common stock, pre-funded warrants or Warrant Shares, as applicable, as a capital asset (within the meaning of Section 1221 of the Code).

In addition, if a partnership, including any entity or arrangement classified as a partnership for United States federal income tax purposes, holds our common stock, pre-funded warrants or Warrant Shares, as applicable, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock, pre-funded warrants or Warrant Shares, as applicable, and partners in such partnerships, should consult their own tax advisors regarding the United States federal income tax consequences of the acquisition, ownership, and disposition of our common stock, pre-funded warrants or Warrant Shares.

Prospective investors should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock, pre-funded warrants or Warrant Shares, as applicable, arising under other United States federal tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

Consequences to U.S. Holders of the Exercise and Disposition of Pre-Funded Warrants

Exercise of Pre-Funded Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a pre-funded warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. holder’s initial tax basis in the Warrant Share received on the exercise of a pre-funded warrant should be equal to the sum of (a) such U.S. holder’s tax basis in such pre-funded warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such pre-funded warrant. It is unclear whether a U.S. holder’s holding period for the Warrant Share received on the exercise of a pre-funded warrant should begin on the date that such pre-funded warrant is exercised by such U.S. holder or the day following the date of exercise of the pre-funded warrant; however, in either case the holding period will not include the period during which the U.S. holder held such pre-funded warrant. Non-U.S. holders should consult their own tax advisors regarding the applicability of the Regularly Traded Exception (as defined above) and the consequences of exercising pre-funded warrants if we are a USRPHC (as discussed below under “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock and Warrant Shares”).

Disposition of Pre-Funded Warrants

A U.S. holder will recognize gain or loss on the sale or other taxable disposition of a pre-funded warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the pre-funded warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss (provided that the Warrant Share to be issued on the exercise of such pre-funded warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the U.S. holder), which will be long-term capital gain or loss if the pre-funded warrant is held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to a current maximum tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a U.S. holder of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Such constructive distribution would be subject to tax in the same manner as if such U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. See the more detailed discussion of the rules applicable to distributions made by us at “—Distributions” below. Adjustments to the exercise price of a pre-funded warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the pre-funded warrants should generally not result in a constructive distribution.

Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock and Warrant Shares

Distributions

We have not paid and we do not anticipate declaring or paying dividends in the foreseeable future to holders of our common stock or Warrant Shares. However, if we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock and Warrant Shares, the distribution (including any constructive distribution) made on shares of common stock and Warrant Shares generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits (as determined under United States federal income tax principles) as of the end of our taxable year in which the distribution occurs. However, with respect to dividends received by certain non-corporate U.S. holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a U.S. holder’s adjusted tax basis in the shares of common stock or Warrant Shares, as applicable, and thereafter as capital gain from the sale or exchange of such shares of common stock or Warrant Shares, as applicable, which will be taxable according to rules discussed under the heading “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock and Warrant Shares,” below. Dividends received by a corporate U.S. holder may be eligible for a dividends-received deduction, subject to applicable limitations; however, to the extent that a distribution exceeds both our current and accumulated earnings and profits and such holder’s tax basis in such common stock or Warrant Shares, such holders would be unable to utilize the corporate dividends-received deduction (to the extent it would otherwise be applicable to such holder) with respect to the gain resulting from such excess distribution.

Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock and Warrant Shares

Upon the sale, taxable exchange, or other taxable disposition of shares of common stock or Warrant Shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between (a) the amount of cash and the fair market value of any property received upon such taxable disposition and (b) the U.S. holder’s adjusted tax basis in the shares of common stock or Warrant Shares, as applicable. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock or Warrant Shares is longer than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to a current maximum tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of common stock and Warrant Shares and to the proceeds of sales of common stock, pre-funded warrants or Warrant Shares paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding, currently at a rate of 24%, will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Consequences to Non-U.S. Holders

Consequences to Non-U.S. Holders of the Exercise and Disposition of Pre-Funded Warrants

Exercise of Pre-Funded Warrants

A non-U.S. holder generally will not recognize gain or loss on the exercise of a pre-funded warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share and certain other conditions are present, as discussed below under “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares”). A non-U.S. holder’s initial tax basis in the pre-funded warrant Share received on the exercise of a pre-funded warrant should be equal to the sum of (a) such non-U.S. holder’s tax basis in such pre-funded warrant plus (b) the exercise price paid by such non-U.S. holder on the exercise of such pre-funded warrant. It is unclear whether a non-U.S. holder’s holding period for the Warrant Share received on the exercise of a pre-funded warrant should begin on the date that such pre-funded warrant is exercised by such non-U.S. holder or the day following the date of exercise of the pre-funded warrant; however, in either case the holding period will not include the period during which the non-U.S. holder held such pre-funded warrant.

Disposition of Pre-Funded Warrants

Subject to the discussion under the heading “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” below, a non-U.S. holder will recognize gain or loss on the sale or other taxable disposition of a pre-funded warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such non-U.S. holder’s tax basis in the pre-funded warrant sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss (provided that the Warrant Share to be issued on the exercise of such pre-funded warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the non-U.S. holder), which will be long-term capital gain or loss if the pre-funded warrant is held for more than one year. Any such gain recognized by a non-U.S. holder will be taxable for United States federal income tax purposes according to rules discussed under the heading “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares,” below.

Certain Adjustments to the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a non-U.S. holder of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Such constructive distribution would be subject to tax in the same manner as if such non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. See the more detailed discussion of the rules applicable to distributions made by us under the heading “—Distributions” below. Adjustments to the exercise price of a pre-funded warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the pre-funded warrants should generally not result in a constructive distribution. In the case of any constructive distribution that is treated as a dividend for United States federal income tax purposes, it is possible that any withholding tax would be withheld from any amount owed to a non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from pre-funded warrants or other property subsequently paid or credited to such holder.

Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock and Warrant Shares

Distributions

We have not paid and we do not anticipate declaring or paying dividends in the foreseeable future to holders of our common stock or Warrant Shares. However, if we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock or Warrant Shares, the distribution (including any constructive distribution) will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current and accumulated earnings and profits (as determined under United States federal income tax principles) as of the end of our taxable year in which the distribution occurs. If the amount of a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a non-taxable return of capital that reduces the non-U.S. holder’s adjusted basis in such holder’s common stock or Warrant Shares, as applicable, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock or Warrant Shares, as applicable, and will be treated as described under “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares,” below.

Subject to the discussion below regarding effectively connected income, FATCA (as defined below), and backup withholding, distributions treated as dividends on our common stock or Warrant Shares held by a non-U.S. holder generally will be subject to United States federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, common stock or Warrant Shares, as applicable, or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless withhold any United States federal income tax on the distribution as permitted by Treasury Regulations. As discussed under “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” below, we believe we are a “United States real property holding corporation” (“USRPHC”) for United States federal income tax purposes. If we are a USRPHC and we do not qualify for the Regularly Traded Exception (as defined above), distributions which constitute a return of capital or gain will be subject to withholding tax at a rate of 15% unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

If a non-U.S. holder holds our common stock or Warrant Shares in connection with the non-U.S. holder’s conduct of a trade or business within the United States, and dividends paid on our common stock or Warrant Shares are effectively connected with such non-U.S. holder’s United States trade or business (and, if an applicable tax treaty so provides, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the dividends will not be subject to the 30% United States federal withholding tax (provided the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI, to the withholding agent), but the non-U.S. holder generally will be subject to United States federal income tax in respect of the dividend on a net income basis, and at graduated rates, in substantially the same manner as United States persons. Dividends received by a non-U.S. holder that is a corporation for United States federal income tax purposes and which are effectively connected with the conduct of a United States trade or business may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

A non-U.S. holder that is eligible for a reduced rate of United States federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

Subject to the discussion below regarding FATCA and backup withholding, a non-U.S. holder generally will not be subject to United States federal income or withholding tax on any gain realized on the sale or other disposition of our common stock, pre-funded warrants or Warrant Shares unless:

•	such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or disposition, and certain other conditions are met;

•

such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States); or

•

we are or have been a USRPHC for United States federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of shares of common stock, pre-funded warrants or Warrant Shares.

A non-U.S. holder described in the first bullet point above generally will be subject to tax at a gross rate of 30% on the amount by which such non-U.S. holder’s taxable capital gains allocable to United States sources, including gain from the sale or other disposition of our common stock, pre-funded warrants or Warrant Shares, exceed capital losses allocable to United States sources, except as otherwise provided in an applicable income tax treaty.

If the gain is described in the second bullet point above, gain realized by the non-U.S. holder generally will be subject to United States federal income tax on a net income basis, and at graduated rates, in substantially the same manner as a United States person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for United States federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on such effectively connected gain, as adjusted for certain items.

Because we hold significant real property interests in the United States, we believe we are a USRPHC for United States federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, it is possible we may (or may not) remain a USRPHC in the future. Pursuant to the Regularly Traded Exception (as defined above), as a USRPHC, if our common stock is “regularly traded” on an “established securities market” (in each case, as defined by applicable Treasury Regulations) during the calendar year in which a non-U.S. holder disposes of our common stock, pre-funded warrants, or Warrant Shares, as applicable, the non-U.S. holder would not be subject to taxation on the gain on the disposition of our common stock, pre-funded warrants, or Warrant Shares, as applicable, unless the non-U.S. holder has, actually or constructively, owned: (i) more than 5% of our common stock (including Warrant Shares, if applicable) at any time during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of shares of common stock, pre-funded warrants or Warrant Shares; or (ii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the common stock and Warrant Shares on such date (in each case, a “5% Shareholder”), or another exception to the Regularly Traded Exception applies. In determining whether a non-U.S. holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose. We believe that our common stock currently is regularly traded on an established securities market. However, no assurance can be given in this regard and no assurance can be given that our common stock will remain regularly traded in the future. The determination of whether a non-U.S. holder is a 5% Shareholder and the potential application of the Regularly Traded Exception with respect to a non-U.S. holder is complex and subject to uncertainty. Non-U.S. holders should consult with their own tax advisors regarding such determinations. If gain on the sale or other taxable disposition of shares of our common stock, pre-funded warrants or Warrant Shares by a non-U.S. holder is subject to United States federal income taxation by reason of such common stock, pre-funded warrants or Warrant Shares being treated as a U.S. real property interest in respect of such non-U.S. holder, such non-U.S. holder generally would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder and would be required to file a United States federal income tax return for the taxable year in which such gain was recognized. In addition, the purchaser of our common stock, pre-funded warrants or Warrant Shares, as applicable, from a non-U.S. holder generally would be required to withhold and remit to the IRS 15% of the purchase price paid to such non-U.S. holder unless, at the time of such sale or other disposition, the Regularly Traded Exception applies to the securities sold (as discussed above) or another exception to such withholding applies. Non-U.S. holders should consult with their own tax advisors regarding the consequences of investing in a USRPHC, including, without limitation, the potential application of the Regularly Traded Exception.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends) paid to a non-U.S. holder on our common stock, pre-funded warrants or Warrant Shares, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the disposition of, our common stock, pre-funded warrants or Warrant Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the United States Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our common stock, pre-funded warrants or Warrant Shares, and subject to proposed Treasury Regulations described below, to payments of gross proceeds from the sale or other disposition of our common stock, pre-funded warrants or Warrant Shares. The United States Department of Treasury has released proposed Treasury Regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) which would eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our common stock, pre-funded warrants or Warrant Shares. There can be no assurance that the proposed Treasury Regulations will be finalized in their present form.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to an investment in our common stock, pre-funded warrants and Warrant Shares, including the applicability of any intergovernmental agreements.

Backup Withholding and Information Reporting

Backup withholding, currently at a rate of 24%, generally will not apply to dividends paid to a non-U.S. holder on our common stock or Warrant Shares, or to the gross proceeds paid to a non-U.S. holder from a disposition of, our common stock, pre-funded warrants or Warrant Shares, provided that the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a United States person who is not an exempt recipient.

We are required to report annually to the IRS the amount of any dividends paid to a non-U.S. holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an income tax treaty or other agreement between the United States and the tax authorities in such country. In addition, proceeds from the disposition by a non-U.S. holder of our common stock, pre-funded warrants or Warrant Shares that is transacted within the United States or conducted through certain United States-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock, pre-funded warrants or Warrant Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. The United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is timely furnished to the IRS.

The preceding summary is for informational purposes only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and non-United States tax consequences of purchasing, holding and disposing of our common stock, pre-funded warrants and Warrant Shares.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. Dorsey & Whitney LLP, Toronto, Ontario is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Contango Ore, Inc. as of December 31, 2024 and 2023, and for the year ended December 31, 2024, the six-month period ended December 31, 2023, and the year ended June 30, 2023, and the financial statements of Peak Gold, LLC as of December 31, 2024 and 2023, and for the years then ended, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The information appearing or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning estimates of our mineral resources for the Manh Choh Project and Lucky Shot Project was derived from the respective Technical Report Summaries for each property, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the properties that are the subject of the Manh Choh TRS or Lucky Shot TRS.

The information appearing or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning estimates of our mineral resources for the Johnson Tract Project was derived from the Technical Report Summary for such property, and has been included herein upon the authority of SRK Consulting (Canada) Inc., James Gray, P.Geo, Advantage Geoservices, Jeffery B. Austin, P.Eng, International Metallurgical and Environmental, Inc., Gregory Gold, PE, QP, MBA, Stantec Consulting Services Inc., and Dave G Larimer, CPG, as qualified persons with respect to the matters covered by such report and in giving such report. Except for Dave G. Larimer, none of SRK Consulting (Canada) Inc., James Gray, Advantage Geoservices, Jeffery B. Austin, International Metallurgical and Environmental, Inc., or Gregory Gold, Stantec Consulting Services Inc., is an employee of the Company or the Peak Gold JV, and none of them is affiliated with the Company, the Peak Gold JV, or another entity that has an ownership, royalty or other interest in the Johnson Tract property that is the subject of the Johnson Tract TRS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.contangoore.com. Our website and the information contained therein or connected thereto are not a part of this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part, and are not incorporated by reference into this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus, filed as part of the registration statement, omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement or in the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, as amended on April 14, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 14, 2025, and June 30, 2025, filed with the SEC on August 13, 2025;

•

our Current Reports on Form 8-K filed with the SEC on April 17, 2025, May 12, 2025 (solely with respect to Item  8.01 referred to therein), June  5, 2025 and June 11, 2025 (solely with respect to Item 5.07 referred to therein);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2025, as supplemented on June 5, 2025; and

•

the description of our shares of common stock contained in our Registration Statement on Form S-3 filed with the SEC on November  15, 2024, as updated by the description of our common stock filed as Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 17, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement or the accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango ORE, Inc.

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

Attention: Corporate Secretary

(907) 888-4273

PROSPECTUS

Contango ORE, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock or preferred stock, subscription rights, units or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

The common stock, preferred stock, debt securities, warrants, subscription rights and units collectively are referred to in this prospectus as the “securities”.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our shares of common stock are listed on the NYSE American under the symbol “CTGO”. On November 14, 2024 the closing price of our shares of common stock, as quoted on the NYSE American, was $17.87 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings or resales up to an aggregate amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities described herein, we may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement, the documents incorporated by reference and any free-writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the heading “Where You Can Find More Information” before buying any of the securities offered under this prospectus.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “Contango ORE,” “Contango,” “CORE,” “we,” “our” and “us” refer to Contango ORE, Inc. and its subsidiaries on a consolidated basis.

NOTICE REGARDING MINERAL DISCLOSURE

Information concerning the Company’s mining properties in this prospectus or contained in the documents incorporated by reference into this prospectus, has been prepared in accordance with the requirements of subpart 1300 of Regulation S-K (“S-K 1300”). S-K 1300 requires the Company to disclose its mineral resources, in addition to its mineral reserves, both in the aggregate and for each of the Company’s individual material mining properties.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with S-K 1300. Under S-K 1300, mineral resources may not be classified as mineral reserves unless the determination has been made by a qualified person, as defined in S-K 1300, that the mineral resources can be the basis of an economically viable project.

Each of the Technical Report Summaries (each a “TRS”) for the Manh Choh Project and the Lucky Shot Project (each as defined below) have been prepared in accordance with S-K 1300 and are included as Exhibits 96.1 and 96.2, respectively, to the Company’s Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024, which is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express expectations about future events. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Risk in the pricing or timing of hedges the Company has entered into for the production of gold and associated minerals;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the Peak Gold JV Property (as defined below) and the Contango Properties (as defined below);

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with current cash reserves based on currently planned activities;

•	Prospect development;

•	Operating and legal risks;

•	New governmental laws and regulations; and

•	Pending and future litigation.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of the Company’s control, that may cause the Company’s actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include, among others:

•	Ability to raise capital to fund capital expenditures and repayment of indebtedness;

•	Ability to retain or maintain capital contributions to, and our relative ownership interest in, the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to realize the anticipated benefits of the HighGold Acquisition (as defined below);

•	Disruption from the HighGold Acquisition, including as it relates to maintenance of business and operational relationships;

•	Potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	Risks associated with exploring in the mining industry;

•	Timing and successful discovery of natural resources;

•	Availability of capital and the ability to repay indebtedness when due;

•	Declines and variations in the price of gold and associated minerals, as well as price volatility for natural resources;

•	Availability of operating equipment;

•	Operating hazards attendant to the mining industry;

•	Weather;

•	Ability to find and retain skilled personnel;

•	Restrictions on mining activities;

•	Legislation that may regulate mining activities;

•	Impact of new and potential legislative and regulatory changes on mining operating and safety standards;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Federal and state regulatory developments and approvals;

•	Availability and cost of material and equipment;

•	Actions or inactions of third parties;

•	Potential mechanical failure or under-performance of facilities and equipment;

•	Environmental and regulatory, health and safety risks;

•	Strength and financial resources of competitors;

•	Worldwide economic conditions;

•	Impact of pandemics, such as the worldwide COVID-19 outbreak, which could impact the Company’s or the Peak Gold JV’s exploration schedule and operating activities;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms;

•	Competition generally and the increasing competitive nature of the mining industry;

•	Risk related to title to properties; and

•	Ability to consummate strategic transactions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and all other information included or incorporated by reference into this prospectus.

Our Company

Contango ORE was formed on September 1, 2010 as a Delaware corporation for the purpose of engaging in the exploration in the State of Alaska for gold ore and associated minerals. On January 8, 2015, CORE Alaska, LLC, a wholly-owned subsidiary of the Company (“CORE Alaska”), and a subsidiary of Royal Gold, Inc. (“Royal Gold”) formed Peak Gold, LLC (the “Peak Gold JV”). On September 30, 2020, CORE Alaska sold a 30.0% membership interest in the Peak Gold JV to KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”), a large gold producer with a diverse global portfolio and extensive operating experience in Alaska. The sale was referred to as the “CORE Transactions”.

Concurrently with the CORE Transactions, KG Mining, in a separate transaction, acquired 100% of the equity of Royal Alaska, LLC from Royal Gold, which held Royal Gold’s 40.0% membership interest in the Peak Gold JV (the “Royal Gold Transactions” and, together with the CORE Transactions, the “Kinross Transactions”). After the consummation of the Kinross Transactions, CORE Alaska retained a 30.0% membership interest in the Peak Gold JV. KG Mining now holds a 70.0% membership interest in the Peak Gold JV and Kinross serves as the manager of the Peak Gold JV and operator of the Manh Choh (as defined below) mine.

The Company conducts its operations through four primary means:

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a 30.0% membership interest in the Peak Gold JV, which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 additional acres of State of Alaska mining claims (such combined acreage, the “Peak Gold JV Property”) for exploration and development, including in connection with the Peak Gold JV’s plan to mine ore from the Main and North Manh Choh deposits within the Peak Gold JV Property (“Manh Choh” or the “Manh Choh Project”);

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its wholly-owned subsidiary, Contango Mining Canada Inc., a corporation organized under the laws of British Columbia (“Contango Mining Canada”), which holds the Company’s 100% equity interest in HighGold Mining Inc., a corporation existing under the laws of the Province of British Columbia (“HighGold”), which holds the Company’s 100% equity interest in JT Mining, Inc., which leases for exploration the mineral rights to approximately 21,000 acres (“Johnson Tract” or the “Johnson Tract Project”), located near tidewater, 125 miles southwest of Anchorage, Alaska, from Cook Inlet Region, Inc. (“CIRI”), one of 12 land-based Alaska Native regional corporations created by the Alaska Native Claims Settlement Act of 1971;

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its wholly-owned subsidiary, Contango Lucky Shot Alaska, LLC (formerly Alaska Gold Torrent, LLC), an Alaska limited liability company, which leases for exploration the mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims (“Lucky Shot” or the “Lucky Shot Project”), located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from Alaska Hard Rock, Inc.;

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its wholly-owned subsidiary, Contango Minerals Alaska, LLC (“Contango Minerals”), which separately owns the mineral rights to approximately 145,280 acres of State of Alaska mining claims for exploration, including (i) approximately 69,780 acres located immediately northwest of the Peak

Gold JV Property (the “Eagle/Hona Property”), (ii) approximately 14,800 acres located northeast of the Peak Gold JV Property (the “Triple Z Property”), (iii) approximately 52,700 acres of new property in the Richardson district of Alaska (the “Shamrock Property”) and (iv) approximately 8,000 acres located to the north and east of the Lucky Shot Project (the “Willow Property” and, together with the Eagle/Hona Property, the Triple Z Property, and the Shamrock Property, collectively the “Minerals Property”); and

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its wholly-owned subsidiary, Avidian Gold Alaska Inc., an Alaskan corporation (“Avidian Alaska”), which separately owns the mineral rights to approximately 11,711 acres of State of Alaska mining claims and upland mining leases for exploration, including (i) approximately 1,021 acres located in the Fairbanks Mining District approximately three miles east of the Fort Knox Gold Mine and 20 miles north of Fairbanks, Alaska, and (ii) approximately 10,690 acres located in the Valdez Creek Mining District on the eastern edge of the Alaska Range, located, approximately 150 miles southwest of Fairbanks, Alaska, along the George Parks Highway; and which leases for exploration the mineral rights to approximately 3,380 acres of State of Alaska mining claims, leasehold locations and an upland mining lease, located in the Fairbanks Mining District approximately five miles southwest of the Fort Knox Gold Mine and about 10 miles north of Fairbanks, Alaska.

The Johnson Tract Project, Lucky Shot Project and the Minerals Property are collectively referred to in this prospectus as the “Contango Properties”. The Manh Choh Project is in the production stage, while all of the Company’s other projects are in the exploration stage.

Contango’s principal executive offices are located at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701. The Company’s telephone number is (907) 888-4273 and its website address is www.contangoore.com. Information contained on the Company’s website does not constitute a part of this prospectus.

Recent Developments

Manh Choh Project

The Peak Gold JV has commenced ore mining at the Manh Choh Project and stockpiling at the Fort Knox mining and milling complex located approximately 240 miles away in Fairbanks, Alaska. On July 8, 2024, Manh Choh achieved a significant milestone and poured its first gold bar, on schedule. On September 9, 2024, the Company announced the start of a second campaign of gold production from the Manh Choh. The Company received its first cash distribution from the Peak Gold JV relating to production at Manh Choh of $19.5 million in September 2024 and its second cash distribution of $12.0 million on October 24, 2024.

During the third quarter of 2024, ore transportation has ramped up to planned volumes, with full commissioning of modifications at the Fort Knox facility having been completed. The Manh Choh Project remains on track to deliver its planned production this year.

The Peak Gold JV management committee approved budgets for 2023 and 2024, with cash calls totaling approximately to $248.1 million, of which the Company’s share was approximately $74.5 million. In July 2024, the Company had to contribute an unbudgeted additional cash call for $4.1 million. However, the Company does not anticipate any further cash calls. As of September 30, 2024, the Company has funded $78.6 million of cash calls for the Peak Gold JV.

Johnson Tract Project

On May 1, 2024, the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”) by and among the Company, Contango Mining Canada and HighGold, pursuant to which the Company acquired 100% of the outstanding equity interests of HighGold (the “HighGold Acquisition”) by way of a court approved plan of arrangement under the Business Corporations Act (British Columbia). The HighGold Acquisition, which was approved by HighGold shareholders at HighGold’s special meeting held on June 27, 2024, was subsequently approved by the Supreme Court of British Columbia on July 2, 2024.

On July 10, 2024, the Company completed the HighGold Acquisition and, as contemplated by the Arrangement Agreement, each HighGold share of common stock was exchanged for 0.019 shares of Contango common stock, par value $0.01 per share (the “common stock”). HighGold options were also exchanged, directly or indirectly, for Contango shares of common stock, based on the fair market value of the HighGold options prior to the closing date. Upon closing of the HighGold Acquisition, the Company issued an aggregate of 1,698,887 shares of Contango common stock, with a value of approximately $33.4 million, to HighGold shareholders in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Such exemption was based on the final order of the Supreme Court of British Columbia issued on July 2, 2024, approving the Acquisition following a hearing by the court which considered, among other things, the fairness of the Acquisition to the persons affected. Upon completion of the Acquisition, existing Contango shareholders own approximately 85.9% and HighGold shareholders own approximately 14.1% of the combined company.

On July 30, 2024, the Company commenced a surface drilling campaign at the Johnson Tract property, which was expected to last approximately three months. The 2024 surface exploration drilling targets 3,000 meters (approximately 9,850 ft) across 20 drill holes and is designed to in-fill the upper one-third of the near vertical resource. In parallel with the in-fill drilling, selected holes will undergo hydrological testing and monitoring to characterize the overall surficial and deposit hydrology and water quality. In addition to assaying the core, selected drill core will undergo advanced metallurgical, geochemical, and specific gravity tests to assist in building a geometallurgical model for the deposit. On September 9, 2024, the Company announced that it had completed approximately 1,500 meters (5,000 ft.) of the planned 2024 surface drilling program at the Johnson Tract project, which remains on budget and schedule.

Lucky Shot Project

The Lucky Shot Project remains in care and maintenance as the Company plans a surface and underground drilling program for 2025.

Avidian Alaska Acquisition

On May 1, 2024, the Company entered into a stock purchase agreement with Avidian Gold Corp. (“Avidian”) pursuant to which the Company agreed to purchase Avidian’s 100% owned Alaskan subsidiary, Avidian Gold Alaska Inc., for initial consideration of $2,400,000, with a contingent payment for up to $1,000,000 (the “Avidian Alaska Acquisition”).

On August 6, 2024, the Company completed the Avidian Alaska Acquisition. As contemplated by the stock purchase agreement entered into with Avidian, the initial purchase price of $2,063,539 consisted of (i) $400,000 in cash (the “Cash Consideration”) and (ii) $1,663,539 in shares of Contango common stock, with $207,945 of such shares withheld at closing and to be paid only upon settlement of a withholding contingency (the “Equity Consideration”). The Cash Consideration shall be paid in the following tranches: (i) a deposit of $50,000 (paid), (ii) $150,000 to be paid upon settlement of a withholding contingency and (iii) $200,000 to be paid on or before the six-month anniversary of the transaction closing date. The number of shares of common stock constituting the Equity Consideration, which were issued or will be issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, was determined based on Contango’s 10-day VWAP on the NYSE American immediately prior to the closing date.

Underwritten Offering

On June 12, 2024, the Company completed the issuance of 731,750 units at a price of $20.50 per unit (the “July 2024 Units”) for aggregate gross proceeds of $15,000,875. Each July 2024 Unit consisted of one share of the Company’s common stock and one-half of one warrant to purchase one share of common stock (each whole common share purchase warrant, a “July 2024 Warrant”). Each July 2024 Warrant is exercisable to purchase one share of common stock at an exercise price of $26.00 per warrant for a period of 36 months.

Committee for Safe Communities Complaint

On October 20, 2023, the Committee for Safe Communities (“CSC”), an Alaskan non-profit corporation inclusive of certain vacation homeowners along the Manh Choh ore haul route and others, filed suit in the Superior Court for the State of Alaska in Fairbanks, Alaska (the “Court”) against the State of Alaska, Department of Transportation and Public Facilities (the “DOT”), seeking injunctive relief with respect to CSC’s oversight of the Peak Gold JV’s ore haul plan (the “Complaint”). Ore from the Manh Choh mine is being trucked to the Fort Knox mill for processing via public roadways in state-of-the-art trucks carrying legal loads. The Complaint alleges that the DOT has approved a haul route and trucking plan for the Manh Choh project that violates DOT regulations, DOT’s actions have created an unreasonable risk to public safety constituting an attractive public nuisance, and DOT has aided and abetted the offense of negligent driving. On November 2, 2023, CSC filed a motion for preliminary injunction. On November 9, 2023, the Peak Gold JV filed a motion to intervene in this lawsuit, which was granted on November 15, 2023. On January 15, 2024, Peak Gold and DOT jointly moved for judgment on the pleadings and to stay all discovery. On May 14, 2024, the Court issued an order denying CSC’s motion for preliminary injunction and staying discovery. On June 24, 2024, the Court issued an order granting judgment on the pleadings as to three of the four claims for relief alleged in the Complaint and denying relief as to the claim for public nuisance. The order further lifted the stay of discovery. On July 3, 2024, the DOT filed motion for reconsideration as to the Court’s order on the motion for judgment on the pleadings, which Peak Gold joined. On September 13, 2024, the Court issued an order denying this motion. At a scheduling conference on July 16, 2024, the Court ordered CSC to respond to the motion for reconsideration and set a trial for August 11, 2025.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in such filings are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements”.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include, among other things:

•	exploration for possible mineral reserves and resources at the Contango Properties;

•	funding the Company’s contribution obligations to the Peak Gold JV;

•	funding working capital requirements;

•	capital expenditures;

•	repayment or refinancing of indebtedness;

•	strategic acquisitions;

•	general corporate purposes; and

•	repurchases and redemptions of securities.

Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

We retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

Common Stock

Our Certificate of Incorporation authorizes us to issue 45,000,000 shares of common stock, par value $0.01 per share.

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Upon the liquidation, dissolution or winding up of our business, after payment of all liabilities and payment of preferential amounts to the holders of preferred stock, if any, the shares of common stock are entitled to share equally in our remaining assets. Pursuant to our Certificate of Incorporation, no stockholder has any preemptive rights to subscribe for our securities or rights to convert or exchange common shares into any other security. The common stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

We do not intend to declare or pay any cash dividends on our common stock. We currently intend to retain future earnings in excess of preferred stock dividends, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination with respect to the payment of dividends on the common stock will be at the discretion of the board of directors of the Company and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors the Board deems relevant.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue 15,000,000 shares of preferred stock, par value $0.01 per share, in one or more series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the Board providing for their issuance.

Prior to the issuance of shares of each series of preferred stock, the Board is required by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock in the future that, depending on the terms of such series, could decrease the amount of earnings and assets available for distribution to the holders of common stock, adversely affect the rights and powers, including voting rights, of the common stock and impede the completion of a merger, tender offer or other takeover attempt. The Board will make a determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws (the “Bylaws”), described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; and

•

on or after such time, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•	permit the Board to issue up to 15,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office;

•	provide that our Bylaws may only be amended by the affirmative vote of the majority of the Board or the holders of two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board, the president or the holders of a majority of our then outstanding common stock;

•

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a plurality of votes cast in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the limitation of liability provision in our Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Ticker Symbol

Our common stock is traded on the NYSE American under the symbol “CTGO”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus (the “debt securities”) will be general unsecured obligations of the Company. The Company may issue debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to such securities, which we refer to in this prospectus as the indenture.

We have summarized the debt securities and select provisions that may be included in a future indenture below. This summary is not complete. We have filed the form of indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part and you should read such indenture for provisions that may be important to you.

General

The indenture does not limit the amount of debt securities that may be issued under the indenture, and does not limit the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

The debt securities will either constitute the issuer’s senior unsecured indebtedness and will rank equally in right of payment with all of the issuer’s other unsecured and unsubordinated debt and senior in right of payment to all of the issuer’s subordinated indebtedness, or constitute the issuer’s subordinated unsecured indebtedness and will rank junior to all of the issuer’s senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, the issuer’s secured indebtedness with respect to the assets securing that indebtedness.

The indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indenture also will not contain provisions that give holders of the debt securities the right to require us to repurchase our securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the guarantor of the debt securities, if any;

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which the issuer will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

•	any provisions which restrict the declaration of dividends or requiring the maintenance of an asset ratio or the creation or maintenance of reserves;

•	any provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Events of Default

Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on any debt security of that series for 30 days when due;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment for 30 days when due;

•

failure to comply with any agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) within 90 days after receipt of written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the issuer; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder.

At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to such series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require the issuer to furnish to the trustee annually a statement as to the issuer’s performance of certain of the issuer’s obligations under the indentures and as to any default in performance.

Defeasance and Discharge

Defeasance

When we use the term defeasance, we mean discharge from some or all of the issuer’s obligations under the indenture. If the issuer deposits with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at the issuer’s option, either of the following will occur:

•	the issuer will be discharged from the issuer’s obligations with respect to the debt securities of that series (“legal defeasance”); or

•

the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer’s obligation to pay principal, premium and interest on the debt securities will also survive.

Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to the issuer of excess money or government securities, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•

the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due, and has paid all other sums payable by the issuer with respect to the debt securities of that series.

Book-Entry Debt Securities

The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Governing Law

New York law will govern the indenture and the debt securities.

The Trustee

The issuer will name the trustee under the indenture in the prospectus supplement. The trustee will be qualified to act under the Trust Indenture Act of 1939, as amended.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will give the holder the right, upon exercise of the warrant, to purchase, for a specified exercise period, a specified number of shares of the Company’s preferred stock or common stock at a specified exercise price per share which is subject to adjustment upon the occurrence of specified events. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our preferred stock or common stock, you will not have any rights as a holder of our preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock or preferred stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an overallotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information”.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, warrants, subscription rights, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, warrants, or subscription rights, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities included in the units will be separately transferable;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	underwritten transactions;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will set forth in a prospectus supplement the terms of an offering of shares of our securities, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers or agents.

The distribution of any securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sales Through Underwriters or Dealers

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

The applicable prospectus supplement will describe any compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all securities we may offer, other than common stock, will be new issues of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Other Services

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Contango ORE, Inc. as of December 31, 2023, and for the six-month period then ended, and as of June 30, 2023 and 2022, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2023 and 2022, and for the years then ended, incorporated in this prospectus by reference from the Transition Report on Form 10-KT of Contango ORE, Inc. for the transition period from July 1, 2023 to December 31, 2023 and the consolidated financial statements of Contango ORE, Inc. as of June 30, 2023 and 2022, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2022 and 2021, and for the years then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Contango ORE, Inc. for the year ended June 30, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information appearing or incorporated by reference into this prospectus concerning estimates of our mineral resources for the Manh Choh Project and the Lucky Shot Project was derived from the respective Technical Report Summaries for each property, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the properties that are the subject of the Manh Choh TRS or the Lucky Shot TRS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.contangoore.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference into this prospectus or the registration statement of which it forms a part.

This prospectus is part of a registration statement we filed with the SEC. This prospectus, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 13, 2023;

•	our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024;

•	Amendment No. 1 to our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on April 18, 2024;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May  14, 2024, August  13, 2024, and November 14, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on July 17, 2023, July  26, 2023, August  4, 2023, August  8, 2023, August  30, 2023, September  13, 2023 (solely with respect to Item 8.01 referred to therein), November 15, 2023 (solely with respect to Item 5.02 and Item 5.07 referred to therein), November  16, 2023, January  4, 2024, May  6, 2024, May  16, 2024, June  12, 2024, June  28, 2024 (solely with respect to Item 8.01 referred to therein), July 10, 2024 (solely with respect to Items 2.01, 3.02 and 5.02 referred to therein) and September 17, 2024 (solely with respect to Item 5.02 referred to therein);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 4, 2023; and

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the description of our shares of common stock contained in our Registration Statement on Form 8-A filed with the SEC on November  22, 2021, as updated by the description of our common stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on August 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango ORE, Inc.

516 2nd Avenue, Suite 401,

Fairbanks, Alaska 99701

Attention: Corporate Secretary

(907) 888-4273

Contango ORE, Inc.

1,975,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 525,000 Shares of Common Stock

Up to 525,000 Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Sole Book Runner

Canaccord Genuity

September 25, 2025